For Immediate Release

Media Relations:
Kristi Knight
801-722-7000
kknight@omniture.com

Investor Relations:
Mike Look
650-450-1008
mlook@omniture.com

Omniture Reports Fourth Quarter and Fiscal Year 2007 Financial Results
Company Reports Record Revenues for Fourth Quarter and Fiscal Year 2007;
Adds More Than 350 New Customers in Fourth Quarter and
More Than Doubles Size of Sales Organization

OREM, UT, February 7, 2008 — Omniture, Inc. (NASDAQ: OMTR), a leading provider of online business optimization software, today announced results for its fourth quarter and fiscal year ended December 31, 2007. The Company’s results reflect the acquisition of Offermatica Corporation, which was completed on December 13, 2007.
In the fourth quarter of 2007, Omniture achieved record revenues of $43.1 million, compared to $23.5 million reported for the fourth quarter of 2006 and $37.4 million reported for the third quarter of 2007. This represents 84 percent year-over-year revenue growth and includes $0.5 million in revenue from the company’s Offermatica acquisition. Excluding Offermatica’s revenue contribution, Omniture’s fourth quarter revenue would have been $42.6 million and above the company’s guidance range of $40.6 to 41.6 million.
“Omniture delivered another outstanding year highlighted by strong revenue growth, record customer additions, improved profitability and the successful completion of several key acquisitions. Having exceeded our profitability targets for the year, we were able to invest more aggressively in sales and engineering,” stated Josh James, CEO and co-founder of Omniture. “We believe these investments will enable us to more quickly capture a greater portion of this multi-billion dollar market.”
Omniture’s GAAP net loss was $1.8 million or $0.03 per diluted share in the fourth quarter of 2007 as compared to a net loss of $0.8 million or $0.02 per diluted share in the fourth quarter of 2006. Non-GAAP net income was $4.6 million or $0.07 per diluted share for the fourth quarter, compared to net income of $0.9 million or $0.02 per diluted share in the fourth quarter of 2006. Non-GAAP net income excludes the effect of the acquisition-related reduction to deferred revenue, stock-based compensation, amortization of certain intangible assets, imputed interest related to a patent license agreement and certain acquisition-related expenses.
As stated during the conference call held on October 30, 2007 to discuss third quarter 2007 financial results, Omniture’s fourth quarter and fiscal year 2007 guidance at that time did not include the impact of the Offermatica acquisition. The inclusion of Offermatica in Omniture’s reported results for the fourth quarter added a net loss of $0.58 million on a GAAP basis and $0.26 million on a non-GAAP basis. Offermatica’s non-GAAP net loss excludes the $0.14 million effect of the acquisition-related reduction to deferred revenue and $0.18 million of amortization of intangible assets related to the acquisition. Excluding the effect of the Offermatica acquisition in the fourth quarter, Omniture would have reported GAAP net loss per share of $0.02, which was within our guidance of $0.02 to $0.01.
In 2007, Omniture achieved record revenue of $143.1 million, compared to $79.7 million in 2006. On a year-over-year basis, annual revenue grew by 79%. Omniture’s annual GAAP net loss for 2007 was $9.4 million or $0.18 per diluted share, compared to a net loss of $7.7 million, or $0.25 per diluted share, for 2006. Omniture’s non-GAAP net income for 2007 was $11.8 million, or $0.20 per diluted share, in 2007, compared to a net loss of $2.4 million, or $0.08 per diluted share, for 2006.
Fourth quarter and fiscal 2007 adjusted EBITDA was $7.2 million and $22.4 million respectively. Adjusted EBITDA is defined as loss from operations on a GAAP basis less depreciation and amortization, stock-based compensation and the acquisition-related adjustment to deferred revenue.
During the fourth quarter of 2007, Omniture added over 350 new customers, bringing its total to more than 3,000 and captured data from nearly 620 billion transactions. With its recent acquisition of Visual Sciences, the company now has over 4,300 customers. New customer relationships secured in the fourth quarter include: Alaska Air Group, Borders Group, Digg.com, eToys Direct, Hammacher Schlemmer, InfoSpace, LastMinuteTravel.com, Nikon, Roger’s Media, Spark Networks, The Weather Channel; and internationally, Adversitement, Casio Electronics Co, Ltd., Danske Bank, EF-Education First, Recruit Co., Ltd., Samsung Europe and Vodafone.
“In just a short period of time, we believe our acquisition strategy is paying off,” continued Mr. James. “Moreover, we believe the level of traction and interest in our installed customer base is significant and that as we add more customers and products, the opportunity for growth becomes even greater.”
Guidance
•	Q1 FY 2008: GAAP revenue for the first quarter is expected to be in the range of $66 million to $68 million. GAAP net loss is expected to be in the range of $0.14 to $0.13 per share based upon an estimated weighted average share count of 69.5 million in the first quarter of 2008. Non-GAAP revenue for the company’s first quarter is expected to be in the range of $68 million to $70 million. Non-GAAP net income for the first quarter is expected to be between $0.08 to $0.09 per diluted share based upon an estimated weighted average fully diluted share count of 76.2 million in the first quarter of 2008. Omniture expects to record positive adjusted EBITDA in the range of $11.8 million to $12.2 million.
•	Full Year FY 2008: GAAP revenue for the full year 2008 is expected to be in the range of $295 million to $300 million. GAAP net loss is expected to be in the range of $0.49 to $0.45 per share. Non-GAAP revenue for the company’s full year 2008 is expected to be in the range of $305 million to $310 million. Non-GAAP net income for the year is expected to be in the range of $0.40 to $0.44 per diluted share. Omniture expects to record positive adjusted EBITDA in the range of $59 million to $62 million for the full year.

Information for Conference Call to Discuss Q4 FY 2007 Financial Results
Omniture, Inc. will host a conference call and simultaneous audio-only webcast at 5:00 p.m. (Eastern Time). To access the conference call, dial 866-203-2528, or 617-213-8847 for international callers. The access code is 81627138. Please call 10 minutes prior to the scheduled conference call time. The webcast will be available on the “Investor Relations” section of the company’s corporate Web site at www.omtr.com. A replay of the conference call will be accessible by telephone after 7:00 p.m. (Eastern Time) by dialing 888-286-8010 or 617-801-6888 for international callers. The access code is 60698490. The conference call will also be archived on the company’s corporate Web site. Both the replay and archived webcast will be available until February 21, 2008.
About Non-GAAP Financial Measures
In this release and during our conference call as described above we use or plan to discuss certain non-GAAP financial measures. Generally, a non-GAAP financial measure is a numerical measure of a company’s performance, financial position or cash flows that either excludes or includes amounts that are not normally excluded or included in the most directly comparable measure calculated and presented in accordance with generally accepted accounting principles in the United States of America, or GAAP. A reconciliation between non-GAAP and GAAP measures can be found in the accompanying tables and on the Investor Relations section of our corporate Web site at www.omtr.com. Non-GAAP financial measures should not be considered as a substitute for, or superior to, measures of financial performance prepared in accordance with GAAP. These non-GAAP financial measures do not reflect a comprehensive system of accounting, differ from GAAP measures with the same captions and may differ from non-GAAP financial measures with the same or similar captions that are used by other companies.
We believe that, while these non-GAAP measures are not a substitute for GAAP results, they provide a basis for evaluating the company’s operating results because they are helpful in understanding our past financial performance and our future results and facilitate comparisons of results between periods. We believe the calculation of net income and loss, calculated without acquisition-related accounting adjustments to deferred revenue, stock-based compensation expense, the amortization of certain intangible assets, imputed interest expense and certain acquisition-related expenses, provides a meaningful comparison to our net loss figures. We also believe that adjusted EBITDA, which we calculate as loss from operations on a GAAP basis less depreciation and amortization, stock-based compensation and the acquisition-related adjustments to deferred revenue, is an indicator of the company’s financial results and cash flows and is useful to investors in evaluating operating performance. Our management regularly uses these non-GAAP financial measures internally to understand, manage and evaluate our business and make operating decisions. These non-GAAP measures have been reconciled to the nearest GAAP measure as required under the rules and regulations promulgated by the U.S. Securities and Exchange Commission.
About Omniture
Omniture, Inc. is a leading provider of online business optimization software, enabling customers to manage and enhance online, offline and multi-channel business initiatives. Omniture’s software, which it hosts and delivers to its customers as an on-demand subscription service, enables customers to capture, store and analyze information generated by their Web sites and other sources and to gain critical business insights into the performance and efficiency of marketing and sales initiatives and other business processes. In addition, Omniture offers a range of professional services that complement its online services, including implementation, best practices, consulting, customer support and user training through Omniture University™. Omniture’s 4,300 customers include eBay, AOL, Wal-Mart, Gannett, Microsoft, Neiman Marcus, Oracle, Countrywide Financial, General Motors, Sony and HP. www.omniture.com
Note on Forward-looking Statements
Management believes that certain statements in this release may constitute “forward-looking statements” within the meaning of Section 21E of the Securities Exchange Act of 1934 and Section 27A of the Securities Act of 1933, including, but not limited to, statements regarding our leadership in the market for on-demand, online business optimization services, including web analytics, our ability to capitalize on market trends, and our current expectations regarding GAAP and non-GAAP revenue, GAAP and non-GAAP net income and net loss, and adjusted EBITDA, the extent to which our acquisitions are paying off, and the extent to which our installed customer base will accept our new or acquired products and services. These statements are based on current expectations and assumptions regarding future events and business performance and involve certain risks and uncertainties that could cause actual results to differ materially, including, but not limited to, risks associated with changes in the demand for our services, the potential that we or our customers may not realize the benefits we currently expect from our recent acquisitions, risks that the expected financial effect of our recent acquisitions may not be realized, risks associated with the operation of our business or our industry in general, risks inherent in the integration and combination of complex products and technologies from our acquisitions, our ability to continue to attract new customers and sell additional services to our existing customers, the continued adoption by customers of our SiteCatalyst service and other product and service offerings, including the new combined offerings from our acquisitions, the significant capital requirements of our business model that make it more difficult to achieve positive cash flow and profitability if we continue to grow rapidly, our ability to develop or acquire new products and services, our ability to raise capital in the future, risks associated with our acquisition strategy and disruptions in our business and operations as a result of acquisitions, the ability of our expanding sales organization to become productive, possible fluctuations in our operating results and rate of growth, the continued growth of the market for on-demand, online business optimization services, changes in the competitive dynamics of our markets, the inaccurate assessment of changes in our markets, errors, interruptions or delays in our services or other performance problems with our services, our ability to hire, retain and motivate our employees and manage our growth, our ability to effectively expand our sales and marketing capabilities, our ability to develop and maintain strategic relationships with third parties with respect to either technology integration or channel development, our ability to expand the sales of our services to customers located outside the United States, our ability to implement and maintain proper and effective internal controls, the adoption of laws or regulations, or interpretations of existing law, that could limit our ability to collect and use Internet user information, and the blocking or erasing of “cookies”; and such other risks as identified in Omniture’s quarterly report on Form 10-Q for the period ended September 30, 2007 and from time to time in other reports filed by Omniture with the U.S. Securities Exchange Commission. These reports are available on our Web site at www.omtr.com. Omniture undertakes no duty to update any forward-looking statement to conform the statement to actual results or changes in the Company’s expectations.
Copyright (c) 2008 Omniture, Inc. All rights reserved. Omniture and the Omniture logo are registered trademarks of Omniture, Inc., and Omniture owns other registered and unregistered trademarks. Other names used herein may be trademarks of their respective owners.
(Financial Tables to Follow)
###

Omniture, Inc.
Condensed Consolidated Statements of Operations
(in thousands, except per share data)
(unaudited)

	Three Months Ended		Three Months Ended		% Increase
	December 31,		December 31,		(Decrease)
		% of		% of
	2006	Revenues	2007	Revenues
Revenues:
Subscription	$21,907	93%	$39,728	92%	81%
Professional services and other	1,554	7	3,385	8	118

Total revenues	23,461	100	43,113	100	84

Cost of revenues :
Subscription	8,195	35	13,838	32	69
Professional services and other	793	3	2,206	5	178

Total cost of revenues	8,988	38	16,044	37	79

Gross profit	14,473	62	27,069	63	87
Operating expenses :
Sales and marketing	9,594	41	17,227	40	80
Research and development	2,400	11	5,489	13	129
General and administrative	3,611	15	7,576	18	110

Total operating expenses	15,605	67	30,292	71	94

Loss from operations	(1,132)	(5)	(3,223)	(8)	185
Interest income	884	4	2,067	5	134
Interest expense	(300)	(1)	(149)	—	(50)
Other expense, net	(135)	(1)	(189)	—	40

Loss before provision for income taxes	(683)	(3)	(1,494)	(3)	119
Provision for income taxes	80	—	333	1	316

Net loss	$(763)	(3)%	$(1,827)	(4)%	139%

Net loss per share:
Net loss per share, basic and diluted	$(0.02)		$(0.03)		50%
Weighted-average number of shares, basic and diluted	47,340		59,421		26%

Adjusted EBITDA (2)	$3,537	15%	$7,198	17%	104%

(1) Amounts include stock-based compensation expenses, as follows:

Cost of subscription revenues	$87	0%	$428	1%
Cost of professional services and other revenues	24	0	117	0
Sales and marketing	359	1	1,504	4
Research and development	182	1	853	2
General and administrative	389	2	1,224	3

Total stock-based compensation expenses	$1,041	4%	$4,126	10%

(2)	Adjusted EBITDA is equal to the loss from operations less depreciation and amortization, stock-based compensation and the acquisition-related adjustment to deferred revenue

Omniture, Inc.
Condensed Consolidated Statements of Operations
(in thousands, except per share data)

	Year Ended		Year Ended		% Increase
	December 31,		December 31,		(Decrease)
		% of		% of
	2006	Revenues	2007	Revenues
			(unaudited)
Revenues:
Subscription	$74,580	94%	$132,010	92%	77%
Professional services and other	5,169	6	11,117	8	115

Total revenues	79,749	100	143,127	100	79

Cost of revenues (1):
Subscription	28,827	36	46,411	32	61
Professional services and other	2,999	4	6,953	5	132

Total cost of revenues	31,826	40	53,364	37	68

Gross profit	47,923	60	89,763	63	87
Operating expenses (1):
Sales and marketing	35,227	44	61,610	43	75
Research and development	8,732	11	17,257	12	98
General and administrative	12,107	15	24,218	17	100

Total operating expenses	56,066	70	103,085	72	84

Loss from operations	(8,143)	(10)	(13,322)	(9)	64
Interest income	2,117	2	5,816	4	175
Interest expense	(1,285)	(2)	(835)	(1)	(35)
Other expense, net	(219)	—	(554)	—	153

Loss before provision for income taxes	(7,530)	(10)	(8,895)	(6)	18
Provision for income taxes	195	—	534	1	174

Net loss	$(7,725)	(10)%	$(9,429)	(7)%	22%

Net loss per share:
Net loss per share, basic and diluted	$(0.25)		$(0.18)		(28)%
Weighted-average number of shares, basic and diluted	30,332		53,710		77%

Adjusted EBITDA (2)	$8,047	10%	$22,377	16%	178%

(1) Amounts include stock-based compensation expenses, as follows:

Cost of subscription revenues	$203	0%	$1,502	1%
Cost of professional services and other revenues	54	0	430	0
Sales and marketing	993	1	4,982	3
Research and development	563	1	2,615	2
General and administrative	1,345	2	3,935	3

Total stock-based compensation expenses	$3,158	4%	$13,464	9%

(2)	Adjusted EBITDA is equal to the loss from operations less depreciation and amortization, stock-based compensation and the acquisition-related adjustment to deferred revenue

Omniture, Inc.
Reconciliation of Non-GAAP Measures
(in thousands, except per share data)
(unaudited)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2006	2007	2006	2007
Reconciliation of Total Revenues on a GAAP Basis to Total Revenues on a Non-GAAP Basis:
Total revenues on a GAAP basis	$23,461	$43,113	$79,749	$143,127
Acquisition-related adjustment to Instadia deferred revenue (1)	—	—	—	333
Acquisition-related adjustment to Touch Clarity deferred revenue (1)	—	414	—	1,377
Acquisition-related adjustment to Offermatica deferred revenue (1)	—	139	—	139

Total revenues on a non-GAAP basis	$23,461	$43,666	$79,749	$144,976

Reconciliation of Net Loss on a GAAP Basis to Net Income (Loss) on a Non-GAAP Basis:
Net loss on a GAAP basis	$(763)	$(1,827)	$(7,725)	$(9,429)
Acquisition-related adjustment to deferred revenue (1)	—	553	—	1,849
Amortization of patent licenses (2)	315	334	1,260	1,317
Stock-based compensation	1,041	4,126	3,158	13,464
Amortization of intangible assets acquired from business acquisitions (3)	—	1,278	—	3,818
Amortization of intangible asset related to co-marketing and reseller agreement (4)	81	81	314	324
Imputed interest on patent license obligation (5)	94	15	518	168
Loss on foreign currency forward contract related to Instadia acquisition (6)	94	—	94	243

Net income (loss) on a non-GAAP basis	$862	$4,560	$(2,381)	$11,754

Reconciliation of Diluted Net Loss per Share on a GAAP Basis to Diluted Net Income (Loss) per Share on a Non-GAAP Basis:
Diluted net loss per share on a GAAP basis	$(0.02)	$(0.03)	$(0.25)	$(0.18)
Acquisition-related adjustment to deferred revenue (1)	—	0.01	—	0.03
Amortization of patent licenses (2)	0.01	0.01	0.04	0.03
Stock-based compensation	0.03	0.07	0.10	0.25
Amortization of intangible assets acquired from business acquisitions (3)	—	0.02	—	0.07
Amortization of intangible asset related to co-marketing and reseller agreement (4)	—	—	0.01	0.01
Imputed interest on patent license obligation (5)	—	—	0.02	—
Loss on foreign currency forward contract related to Instadia acquisition (6)	—	—	—	0.01
Impact of difference in number of GAAP and Non-GAAP diluted shares	—	(0.01)	—	(0.02)

Diluted net income (loss) per share on a non-GAAP basis	$0.02	$0.07	$(0.08)	$0.20

Reconciliation of Net Loss on a GAAP Basis to Adjusted EBITDA:
Net loss on a GAAP basis	$(763)	$(1,827)	$(7,725)	$(9,429)
Other income, net	(449)	(1,729)	(613)	(4,427)
Provision for income taxes	80	333	195	534

Loss from operations on a GAAP basis	(1,132)	(3,223)	(8,143)	(13,322)
Depreciation and amortization	3,628	5,742	13,032	20,386
Stock-based compensation	1,041	4,126	3,158	13,464
Acquisition-related adjustment to deferred revenue (1)	—	553	—	1,849

Adjusted EBITDA	$3,537	$7,198	$8,047	$22,377

(1)	This item is recorded in subscription revenue in the Condensed Consolidated Statements of Operations

(2)	This item is recorded in cost of subscription revenues in the Condensed Consolidated Statements of Operations

(3)	Amortization of intangible assets acquired from business acquisitions is allocated as follows in the Condensed Consolidated Statement of Operations:

	Three Months Ended		Year Ended
	December 31,		December 31,
	2006	2007	2006	2007
Cost of subscription revenues	$—	$855	$—	$2,493
Sales and marketing	—	339	—	1,038
General and administrative	—	84	—	287

Total amortization of intangible assets acquired from business acquisitions	$—	$1,278	$—	$3,818

(4)	This item is recorded in sales and marketing expense in the Condensed Consolidated Statements of Operations

(5)	This item is recorded in interest expense in the Condensed Consolidated Statements of Operations

(6)	This item is recorded in other expense, net in the Condensed Consolidated Statements of Operations

Omniture, Inc.
Reconciliation of Forward Looking Total Revenues on a GAAP Basis to Total Revenues on a Non-GAAP Basis
(in millions)
(unaudited)

	Three Months Ended	Year Ended
	March 31, 2008	December 31, 2008
Total revenues on a GAAP basis	$66 to $68	$295 to $300
Acquisition-related adjustment to deferred revenue	2	10

Total revenues on a non-GAAP basis	$68 to $70	$305 to $310

Omniture, Inc.
Reconciliation of Forward Looking GAAP Diluted Net Loss Per Share to Non-GAAP Diluted Net Income Per Share
(unaudited)

	Three Months Ended	Year Ended
	March 31, 2008	December 31, 2008
Diluted net loss per share on a GAAP basis	$(0.14) to $(0.13)	$(0.49) to $(0.45)
Acquisition-related adjustment to deferred revenue	0.03	0.14
Stock-based compensation	0.11	0.41
Amortization of certain intangible assets	0.09	0.38
Impact of difference in number of GAAP and Non-GAAP diluted shares	(0.01)	(0.04)

Diluted net income per share on a non-GAAP basis	$0.08 to $0.09	$0.40 to $0.44

Omniture, Inc.
Reconciliation of Forward Looking Net Loss on a GAAP Basis to Adjusted EBITDA
(in millions)
(unaudited)

	Three Months Ended	Year Ended
	March 31, 2008	December 31, 2008
Net loss on a GAAP basis	$(9.5) to $(9.1)	$(35.6) to $(32.6)
Other income, net	(1.0)	(4.0)
Provision for income taxes	0.6	2.6

Loss from operations on a GAAP basis	(9.9) to (9.5)	(37.0) to (34.0)
Depreciation and amortization	12.4	56.0
Stock-based compensation	7.3	30.0
Acquisition-related adjustment to deferred revenue	2.0	10.0

Adjusted EBITDA	$11.8 to $12.2	$59.0 to $62.0

Omniture, Inc.
Additional Metrics
(unaudited)

	March 31,	June 30,	September 30,	December 31,	March 31,	June 30,	September 30,	December 31,
	2006	2006	2006	2006	2007	2007	2007	2007
Full-time employee headcount	312	324	323	353	465	531	578	713
Quarterly number of transactions captured (in billions)	288.5	315.0	362.7	420.7	496.0	520.0	561.3	619.3

	Three Months Ended December 31,		Year Ended December 31,
	2006	2007	2006	2007
Revenues by geography (in thousands):
Customers within the United States	$19,261	$31,727	$66,468	$106,258
Customers outside the United States	4,200	11,386	13,281	36,869

Total revenues	$23,461	$43,113	$79,749	$143,127

As a percentage of total revenues:
Revenues by geography:
Customers within the United States	82%	74%	83%	74%
Customers outside the United States	18	26	17	26

Total	100%	100%	100%	100%

Omniture, Inc.
Condensed Consolidated Statements of Cash Flows
(in thousands)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2006	2007	2006	2007
	(unaudited)	(unaudited)		(unaudited)
Cash flows from operating activities:
Net loss	$(763)	$(1,827)	$(7,725)	$(9,429)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	3,628	5,742	13,032	20,386
Stock-based compensation	1,041	4,126	3,158	13,464
Loss on disposal of property and equipment	—	—	—	16
Loss on foreign currency forward contract	—	—	—	243
Amortization of premiums and discounts on short-term investments	—	(315)	—	(962)
Income tax benefit of stock option exercises	—	294	—	294
Net changes in operating assets and liabilities:
Accounts receivable, net	(2,578)	(9,170)	(11,801)	(23,121)
Prepaid expenses and other assets	93	(1,340)	(1,010)	(1,599)
Accounts payable	(286)	(2,186)	(1,495)	2,145
Accrued and other liabilities	513	(253)	(1,228)	617
Deferred revenues	3,117	5,024	10,804	16,245

Net cash provided by operating activities	4,765	95	3,735	18,299

Cash flows from investing activities:
Purchases of short-term investments	—	(6,023)	—	(144,019)
Sales of short-term investments	—	35,000	—	48,150
Maturities of short-term investments	—	30,000	—	40,000
Purchases of property and equipment	(1,241)	(2,783)	(14,934)	(11,975)
Purchases of intangible assets	(1,402)	(982)	(6,380)	(4,545)
Payment related to foreign currency forward contract	—	—	—	(337)
Business acquisitions, net of cash acquired	—	(34,703)	—	(78,882)

Net cash (used in) provided by investing activities	(2,643)	20,509	(21,314)	(151,608)

Cash flows from financing activities:
Proceeds from exercise of stock options	56	998	237	3,606
Proceeds from employee stock purchase plan	—	—	—	194
Proceeds from issuance of common stock, net of issuance costs	(122)	—	59,234	142,233
Proceeds from issuance of notes payable	—	2,364	9,608	2,761
Principal payments on notes payable and capital lease obligations	(1,582)	(1,110)	(5,409)	(6,129)

Net cash (used in) provided by financing activities	(1,648)	2,252	63,670	142,665
Effect of exchange rate changes on cash and cash equivalents	—	8	—	122

Net increase in cash and cash equivalents	474	22,864	46,091	9,478
Cash and cash equivalents at beginning of period	67,813	54,901	22,196	68,287

Cash and cash equivalents at end of period	$68,287	$77,765	$68,287	$77,765

Omniture, Inc.
Condensed Consolidated Balance Sheets
(in thousands)

	December 31,	December 31,
	2006	2007
		(unaudited)
Assets:

Current assets:
Cash and cash equivalents	$68,287	$77,765
Short-term investments	—	56,924
Accounts receivable, net	24,126	51,971
Prepaid expenses and other current assets	1,571	5,713

Total current assets	93,984	192,373

Property and equipment, net	31,128	31,214
Intangible assets, net	9,796	50,769
Goodwill	—	94,960
Other assets	302	1,407

Total assets	$135,210	$370,723

Liabilities and Stockholders’ Equity:

Current liabilities:
Accounts payable	$2,586	$6,470
Accrued liabilities	11,435	17,126
Current portion of deferred revenues	21,885	42,041
Current portion of notes payable	5,997	4,407
Current portion of capital lease obligations	53	246

Total current liabilities	41,956	70,290

Deferred revenues, less current portion	2,170	1,815
Notes payable, less current portion	4,117	2,948
Capital lease obligations, less current portion	24	173
Other liabilities	518	4,422

Stockholders’ equity:
Common stock	47	61
Additional paid-in capital	127,380	340,424
Deferred stock-based compensation	(2,172)	(1,182)
Accumulated other comprehensive income (loss)	9	40
Accumulated deficit	(38,839)	(48,268)

Total stockholders’ equity	86,425	291,075

Total liabilities and stockholders’ equity	$135,210	$370,723